UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Form 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2025
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WisdomTree, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	001-10932	13-3487784
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)

250 West 34th Street

3rd Floor

New York, NY 10119

(Address of principal executive offices, including zip code)

(212) 801-2080

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	WT	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Equity Purchase Agreement

On July 31, 2025, WisdomTree, Inc. (the “Company”) and WisdomTree Farmland Holdings, Inc. (the “Purchaser”), a wholly-owned subsidiary of the Company, entered into an Equity Purchase Agreement with Ceres Partners, LLC, an Indiana limited liability company (“Ceres”), the members of Ceres (together, the “Sellers”), and an individual acting as the Sellers’ representative, pursuant to which the Purchaser agreed to acquire from the Sellers all of the issued and outstanding equity interests of Ceres (the “Acquisition”).

On October 1, 2025, the Purchaser completed the Acquisition for aggregate consideration consisting of (i) $275.0 million in cash, subject to customary post-closing adjustments, including adjustments to cash, indebtedness and working capital, and (ii) earnout consideration of up to $225.0 million, payable in 2030, contingent upon Ceres achieving a compound annual growth rate in revenue of 12% to 22% during the earnout measurement period of January 1, 2025 through December 31, 2029.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Please see the disclosure set forth under “Item 1.01 Entry into a Material Definitive Agreement” regarding the completion of the Acquisition, which is incorporated by reference into this Item 2.01.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits:

Exhibit 99.1	Press Release, dated October 2, 2025
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WisdomTree, Inc.

Date: October 2, 2025	By:	/s/ Bryan Edmiston
Bryan Edmiston
Chief Financial Officer